UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934

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Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Pursuant to 240.14a-12

THE SHERWIN-WILLIAMS COMPANY
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Your Vote Counts!

THE SHERWIN-WILLIAMS COMPANY

2021 Annual Meeting of Shareholders Vote by April 20, 2021 11:59 PM ET
THE SHERWIN-WILLIAMS COMPANY 101 WEST PROSPECT AVENUE CLEVELAND, OHIO 44115-1075

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You invested in THE SHERWIN-WILLIAMS COMPANY, and it’s time to vote!

You have the right to vote on proposals being presented at the Annual Meeting of Shareholders. This is an important notice regarding the availability of proxy materials for the Annual Meeting to be held on April 21, 2021. As a result of the COVID-19 pandemic, the Annual Meeting will be held in a virtual format to protect the health and well-being of our shareholders and employees. To participate in the Annual Meeting, go to www.virtualshareholdermeeting.com/SHW2021 and enter the 16-digit control number found on this notice and access on the date and time noted.

Get informed before you vote

View the Notice of Annual Meeting, Proxy Statement and 2020 Annual Report online OR you can receive a free paper copy of the proxy materials by requesting prior to April 7, 2021. If you would like to request a copy of the proxy materials, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line.

*	Please refer to our Proxy Statement for additional information on how to attend, participate, and vote during the Annual Meeting.

V1

Vote at www.ProxyVote.com

THIS IS NOT A VOTABLE BALLOT

This is an overview of the proposals being presented at the upcoming

Annual Meeting. Please follow the instructions on the reverse side to vote these important matters.

Voting Items	Board Recommends

1. Election of directors:

1a. Kerrii B. Anderson	For

1b. Arthur F. Anton	For

1c. Jeff M. Fettig	For

1d. Richard J. Kramer	For

1e. John G. Morikis	For

1f. Christine A. Poon	For

1g. Aaron M. Powell	For

1h. Michael H. Thaman	For

1i. Matthew Thornton III	For

1j. Steven H. Wunning	For

2. Advisory approval of the compensation of the named executives.	For

3. Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm.	For

Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Sign up for E-delivery”.

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